As filed with the Securities and Exchange Commission on November 23, 2001
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                       GENTNER COMMUNICATIONS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)
                Utah                                           87-0398877
   (State or Other Jurisdiction of                           (IRS Employer
   Incorporation or Organization)                        Identification Number)
                                1825 Research Way
                           Salt Lake City, Utah 84119
                                 (801) 975-7200
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                                Frances M. Flood
                Chairman of the Board and Chief Executive Officer
                       Gentner Communications Corporation
                                1825 Research Way
                           Salt Lake City, Utah 84119
                                 (801) 975-7200
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Agent for Service) Copies to:
            Robinson Alston, Esq.                 James R. Tanenbaum, Esq.
      Jones, Waldo, Holbrook & McDonough       Stroock & Stroock & Lavan LLP
         1500 First Interstate Plaza                  180 Maiden Lane
            170 South Main Street                    New York, NY 10038
             Salt Lake City, Utah                      (212) 806-5400
                (801) 521-3200

        Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement, as determined by the selling security holders.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                            Proposed      Proposed maximum
                                                             maximum         aggregate
  Title of each class of securities      Amount to be    offering price    offering price      Amount of
          to be registered                registered      per unit (1)          (1)         registration fee
-------------------------------------- ----------------- ---------------- ----------------- -----------------
Common Stock, par value $0.001 per        1,500,000            $17          $25,500,000          $6,375
share
=============================================================================================================
(1) Based on an offering price of $17.00 per share.

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The Registrant hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.




                  Subject to completion dated November 23, 2001
PROSPECTUS
                                1,500,000 SHARES

                       GENTNER COMMUNICATIONS CORPORATION

                                  Common Stock

     We are registering these shares of our common stock for resale by the selling security holders identified in this prospectus.

     For a description of the plan of distribution of the resale shares, see page 15 of this prospectus. We will receive none of the proceeds from sales by the selling security holders.

     Our common stock is currently traded on the Nasdaq National Market under the symbol "GTNR." On November 21, 2001, the last reported sales price for our common stock was $18.84 per share.


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            Investment in our common stock involves a high degree of
        risk. See "Risk Factors" beginning on page 4 of this Prospectus.

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Neither  the  Securities  and  Exchange  Commission  nor  any  state  securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                    The date of this Prospectus ____________.

                                  OUR BUSINESS

     The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our common stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference. References in this prospectus to "our company," "we," "our," and "us" refer to Gentner Communications Corporation.

                                    BUSINESS

     We primarily develop, manufacture, market and distribute products and services for the conferencing equipment, conferencing services, and broadcast markets. Until 1991, our primary business was the sale of studio and transmitter-related equipment to broadcast facilities. Since then, we have applied our core digital audio technology to the development of products for conferencing, sound reinforcement, and assistive listening applications. In addition, we offer conferencing services, including conference calling, Webconferencing, document conferencing, audio and video streaming, and customer training and education.

     We initially began selling our products to the telephone interface portion of the broadcast market. These products are primarily used to put callers on the air for call-in talk shows. In 1991, using the technological expertise gained in the broadcast market, we commenced marketing products specifically developed for the audioconferencing market. Our audioconferencing products provide users with a natural, two-way method of conversation without the cut-offs, distortion, noise and echo associated with traditional speakerphones. Audioconferencing products are installed in conference rooms, courtrooms, and distance learning facilities. We also develop assistive listening systems that provide enhanced audio for those with hearing disabilities. Over the past two years, we have expanded our market opportunity by introducing products targeting the videoconferencing and sound reinforcement markets. Videoconferencing products are typically installed in the same types of venues as our audioconferencing products. Sound reinforcement products target larger venues, such as stadiums, arenas, theaters, houses of worship and convention centers. Product sales from continuing operations accounted for 71% of our total sales from continuing operations during fiscal 2001, compared to 79% in fiscal 2000 and 84% in fiscal 1999.

     In fiscal 1993, we introduced Gentner Conference Call(R) (1-800 LETS MEET(R)), a comprehensive teleconferencing service. Over the past two years, we have expanded its service offerings to include on-demand, reservationless conference calling, Webconferencing, and audio and video streaming over the Internet. During fiscal year 2001, sales from conferencing services accounted for 29% of our total sales from continuing operations, compared to 21% in fiscal 2000 and 16% in fiscal 1999.

     Our international sales were 13%, 12%, and 12% of our total sales from continuing operations for fiscal years 2001, 2000, and 1999, respectively.

     In fiscal year 2001, we changed our reportable operating segments to reflect how we evaluate our operating performance and allocate resources. Prior to fiscal year 2001, our reportable segments included RFM/Broadcast, Conferencing Products, Conferencing Services and Other. On July 5, 2000, we concluded the purchase of the assets of ClearOne, Inc. Through this purchase, we obtained valuable technology for videoconferencing products, as well as existing audioconferencing products and related technology. As of April 12, 2001, we sold the assets of the remote control portion of the RFM/Broadcast division. Subsequent to the disposal, we now operate in two different segments - Products and 1-800 LETS MEET(R).

     Our  Products   segment   includes  the   following   areas:   room  system
audioconferencing and videoconferencing products, sound reinforcement products, broadcast telephone interface products, and assistive listening systems.

     Our 1-800 LETS MEET(R) segment is responsible for all teleconferencing services, including full-service conference calling; on-demand, reservationless conference calling, Webconferencing, and audio and video streaming.

     We are focused on increasing our share of target markets through new product and service introductions, and through enhanced international efforts. The acquisition of Ivron System, Ltd. discussed below reflects this focus.

                              CORPORATE INFORMATION

     Our company was organized under the laws of the State of Utah on July 8, 1981 as Gentner Engineering Company, Inc. On March 26, 1985, Gentner Engineering Company went public by way of a reverse purchase when Insular, Inc. (incorporated in Utah on July 8, 1983), acquired Gentner Engineering and changed its name to Gentner Electronics Corporation. On July 1, 1991, Gentner Electronics Corporation changed its name to Gentner Communications Corporation ("Gentner") to more accurately reflect the expanding nature of our business.

     Our executive offices are currently located at 1825 Research Way, Salt Lake City, Utah 84119, and our telephone number is (801) 975-7200.

                               RECENT DEVELOPMENTS

     At our annual meeting of shareholders held on November 14, 2001, our shareholders approved an amendment to amend our corporate charter to change our name to "ClearOne Communications Inc." The name change will be effective on January 1, 2002. At that time, our trading symbol will become "CLRO." In addition, our shareholders approved an amendment to our 1998 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder by 800,000 shares, increasing to 2,500,000 the number of shares available for issuance under the 1998 Plan.

     On October 3, 2001, we acquired all of the issued and outstanding shares of common stock of Ivron for an initial sum of approximately $6.0 million paid from our cash reserves. Ivron shareholders may also receive approximately 450,000 shares of Gentner common stock in July 2001, contingent upon the completion of certain product development targets. In accordance with the provisions of the acquisition documents, if certain performance targets are met, the Ivron shareholders can also earn up to an additional $18.0 million in a combination of cash and shares over fiscal years 2003 and 2004. As of the date hereof, Ivron is being operated as an indirect wholly-owned subsidiary of Gentner. Prior to the acquisition, we had a contractual relationship with Ivron under which they had agreed to provide us with certain video technology.

     Michael Peirce, Ivron's founder and chairman of the board, has joined Gentner's board of directors. In addition, Joe Stockton, the former President of Ivron, has been appointed as our Vice President for Business Development.

     Ivron's executive offices are located in Dublin, Ireland. Ivron is a developer and supplier of hardware and software platforms for video conferencing. As a result of the acquisition, we acquired a product already being sold by Ivron, the VuLink videoconferencing product. Ivron will continue its focus on developing new videoconferencing products.

     A more detailed description of the Ivron transaction and detailed pro forma combined financial information, has been included in our Current Report on Forms 8-K filed with the Commission on October 18, 2001, and 8-K/A filed on November 23, 2001, both incorporated herein by reference.

     On October 23, 2001, we announced our intention to implement a new and major marketing and advertising campaign. This campaign will focus on our being a provider of an integrated suite of audio and video conferencing products and services. We intend to build product demand through our current distribution channel and increase end-user awareness of the Gentner (R) brand. We anticipate that these marketing efforts will include a new advertising campaign, web site, traditional and electronic direct marketing efforts, dealer road shows and training programs, and collateral materials that support channel partner efforts.

                                  RISK FACTORS

     Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the following section, as well as those discussed elsewhere in this prospectus and in any other documents incorporated by reference.

     Investment in our shares involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus and the incorporated documents before purchasing any shares. Each of these risk factors could adversely affect our business, operating results, prospects and financial condition, as well as adversely affect the value of an investment in our common stock.

     We may not be able to keep up with rapid technological change in the audio and videoconferencing industries which could make our products obsolete and reduce our revenues.

     Our products and services markets are highly competitive and characterized by rapid technological change. Our future performance will depend in large part upon our ability to remain competitive and to develop and market new products and services in these markets in a timely fashion that responds to customers' needs and incorporates new technology and standards.

     We may not be able to design and manufacture products that address customer needs or achieve market acceptance. Any significant failure to design, manufacture, and successfully introduce new products or services could materially harm our business.

     The markets in which we compete have historically involved the introduction of new and technologically advanced products and services that cost less or perform better. If we are not competitive in our research and development efforts, our products may become obsolete or be priced above competitive levels.

     Although we believe that, based on their performance and price, our products and services are currently attractive to customers, we cannot assure you that competitors will not introduce comparable or technologically superior products or services, which are priced more favorably than ours.

We face intense competition in the audio and videoconferencing industries which could significantly limit our growth.

     The markets for our products and services are highly competitive. These markets include our traditional dealer channel, the market for our conferencing services, and our retail channel. We compete with businesses having substantially greater financial, research and development, manufacturing, marketing, and other resources. If we fail to maintain or enhance our competitive position, we could experience pricing pressures and reduced sales, margin, profits, and market share, each of which could materially harm us.

We have no control over general economic conditions which may adversely impact our business.

     As our business has grown, we have become increasingly subject to adverse changes in general economic conditions, which can result in reductions in capital expenditures by customers, longer sales cycles, deferral or delay of purchase commitments for products, and increased price competition. Although these factors have not materially impacted us in recent years, if the current economic slowdown continues or worsens, these factors could adversely affect our business and results of operations.

We may not be able to market our products and services effectively which may adversely affect our revenues.

     We are subject to the risks inherent in the marketing and sale of current and new products and services in an evolving marketplace. We must effectively allocate our resources to the marketing and sale of these products through diverse channels of distribution. Our current strategy is to establish distribution channels and direct selling efforts in markets where we believe there is a growing need for our products and services. For example, with the acquisition of the ClearOne assets we have expanded our products to include the retail market. We cannot assure you that this strategy will prove successful.

We may be unable to manage our rapid growth or implement our expansion strategy.

     We are experiencing a period of significant expansion in personnel, facilities and infrastructure, and we anticipate that further expansion will be required to address potential growth in our customer base and market opportunities. This expansion will require continued application of management, operational and financial resources.

     To manage the expected growth of operations and personnel, we may need to improve our transaction processing, operational and financial systems, procedures and controls. Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. Difficulties in managing these challenges could adversely affect our financial performance.

Difficulties in estimating customer demand in our Products segment could harm our operating results.

     Orders from our resellers are based on demand from end-users. Prospective end-user demand is difficult to measure. This means that any period could be adversely impacted by lower end-user demand, which could in turn negatively affect orders we receive from resellers. Our expectations for both short- and long-term future net revenues are based on our own estimates of future demand as well as backlog based on our blanket purchase order program in which certain dealers commit to purchase specified quantities of products over a twelve month period. We also base expense levels on those revenue estimates. If our estimates are not accurate, our financial performance could be adversely affected.

Our profitability may be adversely affected by our continuing dependence on our distribution chain.

     We market our products primarily through a network of dealers and master distributors. All of our agreements regarding such dealers and distributors are non-exclusive and terminable at will by either party. Although we believe that our relationships with such dealers and distributors are good, we cannot assure you that any or all such dealers or distributors will continue to offer our products.

     Price discounts to our distribution channel are based on performance. However, there are no obligations on the part of such dealers and distributors to provide any specified level of support to our products or to devote any specified time, resources or efforts to the marketing of our products. There are no prohibitions on dealers or distributors offering products that are competitive with ours. Most dealers do offer competitive products. We reserve the right to maintain house accounts, which are for products sold directly to customers. The loss of dealers or distributors could have a material adverse effect on our business.

We will likely require future capital and are uncertain of the availability or terms of additional funding. If our capital becomes insufficient and additional funding is unavailable, inadequate or not available on acceptable terms, it may adversely affect the value of shares of our stock.

     As of June 30, 2001, we had approximately $6.9 million in cash and $17 million in working capital. As of September 30, 2001, we had approximately$7.9 million in cash and $18.5 million in working capital. Since September 30, 2001, we spent $6 million in cash as a portion of the purchase price for the acquisition of Ivron Systems, Ltd. We may be required to seek additional financing if anticipated levels of revenue are not realized, if higher than anticipated costs are incurred in the development, manufacture, or marketing of our products, or if product demand exceeds expected levels. We cannot assure you that any additional financing would be available on acceptable terms, or at all.

     In addition, our $5 million revolving line of credit matures in December of 2001 and we cannot assure you that we will be able to extend the maturity date of the line of credit or obtain a replacement line of credit from another commercial institution. We had no outstanding balance payable on the line of credit as of June 30, 2001 or September 30, 2001. To the extent the line of credit is not extended or replaced and cash from operations is insufficient to fund operations, we may be required to seek additional financing.

Service interruptions could affect our business.

     We rely heavily on our network equipment, telecommunications providers, data, and software, to support all of our functions. Our conference calling service relies 100 percent on the network for its revenues. While we endeavor to provide for failures in the network by providing back-up systems and procedures, we cannot guarantee that these back-up systems and procedures will operate satisfactorily in an emergency. Should we experience such a failure, it could seriously jeopardize our ability to continue operations. In particular, should our conference calling service experience even a short term interruption of our network or telecommunication providers, our ongoing customers may choose a different provider, and our reputation may be damaged, reducing our attractiveness to new customers.

Our ability to provide products and services is dependent on our limited suppliers.

     Certain electronic components used in connection with our products can only be obtained from single manufacturers and we are dependent upon the ability of these manufacturers to deliver such components to our suppliers so that they can meet our delivery schedules. We do not have a written commitment from such suppliers to fulfill our future requirements. Our suppliers maintain an inventory of such components, but there can be no assurance that such components will always be readily available, available at reasonable prices, available in sufficient quantities, or deliverable in a timely fashion. If such key components become unavailable, it is likely that we will experience delays, which could be significant, in production and delivery of our products unless and until we can otherwise procure the required component or components at competitive prices, if at all. The lack of availability of these components could have a materially adverse effect on us.

     We believe that most of the key components required for the production of our products are currently available in sufficient quantities. We have experienced long component lead times in the past, but we are experiencing improved lead times on many products. Even though we have purchased more of these "longer-lead-time" parts to ensure continued delivery of products, reduction in these inventories have tracked with the reduction of lead times. Suppliers of some of these components are currently or may become competitors of ours, which might also affect the availability of key components to us. It is possible that other components required in the future may necessitate custom fabrication in accordance with specifications developed or to be developed by us. Also, in the event we, or any of the manufacturers whose products we expect to utilize in the manufacture of its products, are unable to develop or acquire components in a timely fashion, our ability to achieve production yields, revenues and net income may be adversely affected.

Our business could be adversely affected by unanticipated software problems.

     We have developed custom software for our products and have licensed additional software from third parties. This software may contain undetected errors, defects or bugs. Although we have not suffered significant harm from any errors or defects to date, we may discover significant errors or defects in the future that we may or may not be able to fix or fix in a timely or cost effective manner. Our inability to do so could harm our business.

Our business could be adversely affected if we were to experience technical difficulties or delays.

     While we have substantial experience in designing and manufacturing our products, we may still experience technical difficulties and delays with the manufacturing of our products. Potential difficulties in the design and manufacturing process that could be experienced by us include difficulty in meeting required specifications, difficulty in achieving necessary manufacturing efficiencies, and difficulties in obtaining materials on a timely basis.

We cannot control all aspects of the distribution process which could cause delays or reduce profit margins.

     Our financial performance is dependent in part on our ability to provide prompt, accurate, and complete services to customers on a timely and competitive basis. Delays in distribution in our day-to-day operations or material increases in our costs of procuring and delivering products could have an adverse effect on our results of operations. Any failure of either our computer operating systems, the Internet or our telephone system could adversely affect our ability to receive and process customers' orders and ship products on a timely basis. Strikes or other service interruptions affecting Federal Express Corporation, United Parcel Service of America, Inc., or other common carriers used by us to receive necessary components or other materials or to ship our products also could impair our ability to deliver products on a timely and cost-effective basis.

If we are unable to protect our intellectual property rights, our competitive position could be harmed or we could be required to incur expenses to enforce our rights.

     We currently rely primarily on a combination of trade secret, copyright, trademark, and nondisclosure agreements to establish and protect our proprietary rights in our products. We cannot assure you that others will not independently develop similar technologies, or duplicate or design around aspects of our technology. We believe that our products and other proprietary rights do not infringe any proprietary rights of third parties. We cannot assure you, however, that third parties will not assert infringement claims in the future. Such claims could divert our management's attention and be expensive, regardless of their merit. In the event of a claim, we might be required to license third party technology or redesign our products, which may not be possible or economically feasible.

Our business may be adversely impacted if the government stopped funding certain sales or if it changes regulations.

     In the conferencing market, we are dependent on government funding to place our distance learning sales and courtroom equipment sales. In the event government funding was stopped, these sales would be negatively impacted. Additionally, many of our products are subject to governmental regulations. New regulations could significantly adversely impact sales.

We do not intend to pay dividends.

     We have never paid cash dividends on our securities and do not intend to declare or pay cash dividends in the foreseeable future. Earnings are expected to be retained to finance and expand our business. Furthermore, our revolving line of credit prohibits the payment of dividends on our common stock.

You may experience dilution from outstanding option exercises and any future financings.

     As of September 30, 2001, we have granted options to purchase 1,957,798 shares under our 1990 Incentive Plan and our 1998 Stock Option Plan. Holders of these options are given an opportunity to profit from a rise in the market price of our common stock with a resulting dilution in the interests of the other stockholders. The holders of the options may exercise them at a time when we might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided therein.

     Prior to our November 14, 2001 annual shareholders meeting we had granted all of the options available under the 1998 Stock Option Plan. However, as we discuss elsewhere, at the annual shareholders meeting, our shareholders approved an increase of 800,000 shares under our 1998 Stock Option Plan. Issuance of these shares will have further dilutive effect.

Our future success depends on our ability to retain our Chief Executive Officer and other key executives.

     We are substantially dependent upon certain of our employees, including Frances M. Flood, President and Chief Executive Officer and a director and shareholder. The loss of Ms. Flood by our company could have a material adverse effect on us. We currently have in place a key person life insurance policy on the life of Ms. Flood in the amount of $5,000,000.

Existing directors and officers can exert considerable control over us.

     The officers and directors of our company together had beneficial ownership of approximately 29.0 percent of our common stock (including options that are currently exercisable or exercisable within sixty (60) days) as of September 30, 2001. This significant holding in the aggregate places the officers and directors in a position, when acting together, to effectively control our company and could delay or prevent a change in control.

Our revenues could be adversely impacted if customers default on payments owed to us.

     We grant credit without  requiring  collateral to substantially  all of our
customers.   Although  the  possibility  of  a  large  percentage  of  customers defaulting exists, we believe this scenario to be highly unlikely.

We face additional risks because we do business on an international level.

     International sales represent a significant portion of our total revenue from continuing operations. For example, international sales represented 13 percent of our total sales from continuing operations for fiscal 2001 and 12 percent for fiscal 2000. If we are unable to maintain international market demand, our results of operations could be materially harmed. Our international business is subject to the financial and operating risks of conducting business internationally, including: unexpected changes in, or imposition of, legislative or regulatory requirements; fluctuating exchange rates, tariffs and other barriers; difficulties in staffing and managing foreign subsidiary operations; export restrictions; greater difficulties in accounts receivable collection and longer payment cycles; potentially adverse tax consequences; and potential hostilities and changes in diplomatic and trade relationships.

     During October 2000, we established Gentner Communications EuMEA GmbH, a wholly owned subsidiary headquartered in Nuremberg, Germany. Our subsidiary began operations during December 2000. Gentner EuMEA focuses on distribution, technical support, and training in Europe, the Middle East and Africa.

     Our sales in the international market are denominated in U.S. Dollars and Gentner EuMEA transacts business in U.S. Dollars, however, its financial statements are prepared in German Deutsche Marks according to German accounting principles. Consolidation of Gentner EuMEA's financial statements with those of our company, under United States generally accepted accounting principles, requires remeasurement to U.S. Dollars which is subject to exchange rate risks.

Our business is susceptible to exchange rate risk.

     On January 1, 1999, eleven member countries of the European Union established fixed conversion rates between their existing currencies ("legal currencies") and one common currency, the Euro. The Euro is now trading on currency exchanges and may be used in certain transactions such as electronic payments. Beginning in January 2002, new Euro-denominated notes and coins will be used, and legacy currencies will be withdrawn from circulation. The conversion to the Euro has eliminated currency exchange rate risk for transactions between the member countries, which for us primarily consists of sales to certain customers and payments to certain suppliers. We are currently addressing the issues involved with the new currency, which include converting information technology systems, recalculating currency risk, and revising processes for preparing accounting and taxation records. Based on the work completed so far, we do not believe the Euro conversion will have a significant impact on the results of our operations or cash flows.

The continued integration of our subsidiaries and the integration of any additional acquired businesses involves uncertainty and risk.

     We have dedicated and will continue to dedicate, substantial management resources in order to achieve the anticipated operating efficiencies from integrating ClearOne and Ivron Systems. Difficulties encountered in integrating ClearOne's or Ivron Systems' operations could adversely impact the business, results of operations or financial condition of our company. Also, we intend to pursue acquisition opportunities in the future. The integration of acquired businesses could require substantial management resources. There can be no assurance that any such integration will be accomplished without having a short or potentially long-term adverse impact on the business, results of operations or financial condition of our company or that the benefits expected from any such integration will be fully realized.

Our operating results are expected to be volatile and difficult to predict, and in some future quarters, our operating results may fall below the expectations of securities analysts and investors, which could result in material declines of our stock price.

     Our operating results may vary depending on a number of factors, including:

     o    demand for our audio and video systems and services;

     o    the timing, pricing and number of sales of our products;

     o actions taken by our competitors, including new product introductions and enhancements;

     o    changes in our price or the prices of our competitors;

     o our ability to develop and introduce new products and to deliver new services and enhancements that meet customer requirements in a timely manner;

     o    the length of the sales cycle for our products;

     o    our ability to control costs;

     o    technological changes in our markets;

     o deferrals of customer orders in anticipation of product enhancements or new products;

     o    customer budget cycles and changes in these budget cycles;

     o    general economic factors; and

     o other unforeseen events that may effect the economy such as the terrorist attacks in New York, NY amd Washington, DC on September 11, 2001.

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC's website at http://www.sec.gov.

     We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"):

     o our Annual Report on Form 10-K for the fiscal year ended June 30, 2001;

     o our Notice of Annual Meeting and Proxy Statement for our Annual Meeting of stockholders that was held on November 14, 2001;

     o our Current Report on Form 8-K filed with the SEC on October 18, 2001 ("8-K:);

     o    the Amendment to our 8-K filed form 8-K/A on November 23, 2001;

     o our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001; and

     o    the  description  of our common stock  contained  in our  Registration
          Statement under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     The reports and other documents that we file after the date of this prospectus will update, supplement and supersede the information in this prospectus. You may request and obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

               Gentner Communications Corporation
               1825 Research Way
               Salt Lake City, Utah 84119
               Telephone:  (801) 975-7200
               Attn:  Investor Relations

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus. Among the key factors that could cause actual results to differ materially from the forward-looking statements:

     o    competitive factors;

     o    general economic conditions;

     o    rapid technological change;

     o    dependence on our distribution network;

     o    governmental regulation and funding;

     o    our ability to raise additional needed capital;

     o    dependence on third party suppliers;

     o    manufacturing difficulties;

     o    lack of patent protection;

     o    changes in industry practices; and

     o    one-time or non-recurring events.

     Because the risk factors referred to above, as well as the risk factors beginning on page 4 of this prospectus, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                SECURITY HOLDERS

     We are registering for resale shares of our common stock held by the security holders identified below. The security holders acquired the resale shares in a private placement transaction from us. We are registering the shares to permit the security holders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate. The following table sets forth:

     o    the name of the security holders,

     o the number and percent of shares of our common stock that the security holders beneficially owned prior to the offering for resale of the shares under this prospectus,

     o the number of shares of our common stock that may be offered for resale for the account of the security holders under this prospectus, and

     o the number and percent of shares of our common stock to be beneficially owned by the security holders after the offering of the resale shares (assuming all of the offered resale shares are sold by the security holders).

     The number of shares in the column "Number of Shares Being Offered" represents all of the shares that each security holder may offer under this prospectus. We do not know how long the security holders will hold the shares before selling them or how many shares they will sell and we currently have no agreements, arrangements or understandings with any of the security holders regarding the sale of any of the resale shares. The shares offered by this prospectus may be offered from time to time by the security holders listed below. This table is prepared solely based on information supplied to us by the listed security holders. The number of shares used in computing percentage of ownership under "Shares Benficially Owned Prior to Offering" are based on an aggregate of 10,161,894 shares of our common stock issued and outstanding on November 21, 2001, adjusted on a pro forma basis to include the 1,500,000 shares issued to the selling security holders in a private placement, and is calculated pursuant to rules promulgated by the Securities and Exchange Commission.


                                                     SHARES          NUMBER OF        SHARES
                                                  BENEFICIALLY        SHARES       BENEFICIALLY
                                                 OWNED PRIOR TO        BEING       OWNED AFTER
                                                   OFFERING          OFFERED(1)    OFFERING(2)
                                                -----------------    ---------   ----------------

              SECURITY HOLDERS                   Number   Percent                Number   Percent
              ----------------                   ------   -------                ------   -------
Smithwood Partners LLC                           165,317    1.63%     165,317         0         0
Oberweis Micro-Cap Portfolio*
                                                  80,000     *         40,000    40,000         *
John P. Feighner & Anne C. Feighner TTEES
UTO 9/22/77 FBO Feighner Family Trust             10,000     *         10,000         0         0

Wedbush Morgan Securities CTDN Robert L.
IBSEN IRA Rollover 9-20-96                        10,000     *         10,000         0         0

Stonestreet Limited Partnership
                                                  30,000     *         30,000         0         0

Lakeside Capital Management                       50,000     *         50,000         0         0

Goldplate Investment Partners                     11,765     *         11,765         0         0

Alpha Capital AG                                  35,294     *         35,294         0         0

Quantico Partners, LP                             59,000     *         59,000         0         0

Gryphon Master Fund                              298,294    2.94%     298,294         0         0

Langley Partners, LP                             239,530    2.36%     239,530         0         0

Manuel Varveris                                   20,000     *         20,000         0         0

Dr. Delwar Hussain & Dilruba Hussain              10,000     *         10,000         0         0

Blue Fin Partners Inc.                             7,500     *          7,500         0         0

Neil I. Anderson                                  10,000     *         10,000         0         0

James T. Hawley                                    2,500     *          2,500         0         0

* represents beneficial ownership of less than one percent of our common stock.

------------------------------------------

(1) This registration statement shall also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2) Assumes the sale of all shares offered hereby and no other purchases or sales of our commons stock.


                                                     SHARES          NUMBER OF        SHARES
                                                  BENEFICIALLY        SHARES       BENEFICIALLY
                                                 OWNED PRIOR TO        BEING       OWNED AFTER
                                                   OFFERING           OFFERED       OFFERING
                                                -----------------    ---------   ----------------

              SECURITY HOLDERS                   Number   Percent                Number   Percent
              ----------------                   ------   -------                ------   -------

U.S. Bancorp Piper Jaffray Asset Management        5,600     *          5,600         0         0
for the benefit of Posner Partners MicroCap
Fund


U.S. Bancorp Piper Jaffray Asset Management          500     *            500         0         0
for the benefit of ES Tallmadge Residuary
Trust (2)

U.S. Bancorp Piper Jaffray Asset Management          500     *            500         0         0
for the benefit of Jane Pettit MicroCap Fund

U.S. Bancorp Piper Jaffray Asset Management       13,200     *         13,200         0         0
for the benefit of Lyndhurst Associates
MicroCap Fund

U.S. Bancorp Piper Jaffray Asset Management      211,700    2.08%     211,700         0         0
for the benefit of First American MicroCap
Fund

U.S. Bancorp Piper Jaffray Asset Management          400     *            400         0         0
for the benefit of William M. Chester
Children's SmallCap Fund

U.S. Bancorp Piper Jaffray Asset Management        3,800     *          3,800         0         0
for the benefit of Milwaukee Foundation
First American MicroCap Fund

U.S. Bancorp Piper Jaffray Asset Management        3,000     *          3,000         0         0
for the benefit of Milwaukee Jewish
Federation

U.S. Bancorp Piper Jaffray Asset Management       11,300     *         11,300         0         0
for the benefit of John J. Frantschi Life
Trust MicroCap Fund

Vision Small Cap Stock Fund                       22,400     *         13,100     9,300         *

SEI Institutional Investments Trust              135,600    1.33%      81,000    54,600         *

Undiscovered Managers Small Cap Growth Fund       27,600     *         16,600    11,000         *

SEI Institutional Managed Trust                  185,000    1.82%     111,000    74,000         *

Les Schwab P/S Retirement Trust                   16,000     *          9,600     6,400         *

Daughter's of Charity                             32,600     *         19,500    13,100         *

* represents beneficial ownership of less than one percent of our common stock.

                              PLAN OF DISTRIBUTION

     The selling security holders may sell the resale shares, for cash, from time to time in one or more transactions at:

     o    fixed prices,

     o    market prices at the time of sale,

     o    varying prices and terms to be determined at the time of sale, or

     o    negotiated prices.

     The selling security holders will act independently of us in making decisions regarding the timing, manner and size of each sale. The security holders may effect these transactions by selling the resale shares to or through broker-dealers. Broker-dealers engaged by the security holders may arrange for other broker-dealers to participate in the resales. The resale shares may be sold in one or more of the following types of transaction:

     o block trade(s) in which a broker-dealer attempts to sell the shares as agent but may resell a portion of the block as principal to facilitate the transaction,

     o purchase(s) by a broker-dealer as principal and resale(s) by the broker-dealer for its account under this prospectus,

     o    an exchange distribution in accordance with the rules of the exchange,

     o ordinary brokerage transactions and transactions in which a broker solicits purchasers,

     o privately negotiated transactions between the selling security holders and purchasers, without a broker-dealer, and

     o    a combination of any of the above transactions.

     We may amend or supplement this prospectus from time to time to describe a specific or additional plan of distribution. If the plan of distribution involves an arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution, or a purchase by a broker-dealer, the supplement will disclose:

     o the name of the selling security holder and the participating broker-dealer,

     o    the number of shares involved,

     o    the price at which the shares were sold,

     o the commissions paid or discounts or concessions allowed to the broker-dealer,

     o that the broker-dealer did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus, and

     o    any other facts material to the transaction.

     In addition, if a selling security holder notifies us that a donee, pledgee or other transferee of the security holder intends to sell more than 500 shares, we will file a supplement to this prospectus. In addition, if a security holder notifies us of any material change with respect to the plan of distribution of the resale shares described herein, we will file a post-effective amendment to the registration statement of which this prospectus forms a part.

     The security holders may enter into hedging transactions with broker-dealers in connection with distributions of the resale shares. In these transactions, broker-dealers may engage in short sales of the shares to offset the positions they assume with the security holders. The security holders also may sell shares short and redeliver the shares to close out their short positions. The security holders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the resale shares. The broker-dealer may then resell or otherwise transfer the shares under this prospectus. The security holders also may loan or pledge the resale shares to a broker-dealer. The broker-dealer may sell the loaned or pledged shares under this prospectus.

     Broker-dealers or agents may receive compensation from security holders in the form of commissions, discounts or concessions. Broker-dealers or agents may also receive compensation from the purchasers of the resale shares for whom they act as agents or to whom they sell as principals, or both. A broker-dealer's compensation will be negotiated in connection with the sale and may exceed the broker-dealer's customary commissions. Broker-dealers, agents or the security holders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with sales of the resale shares. Any commission, discount or concession received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

     Because the security holders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus that qualify for resale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

     The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the security holders.

     The resale shares will be sold only through registered or licensed brokers or dealers if so required under applicable state securities laws. In addition, in certain states the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the security holders or any other person. We will make copies of this prospectus available to the selling security holders and we have informed them of the requirement to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

     We will pay all costs, expenses and fees associated with the registration of the resale shares. The security holders will pay all commissions and discounts, if any, associated with the sale of the resale shares. The security holders may agree to indemnify any broker-dealer or agent that participates in sales of the resale shares against specified liabilities, including liabilities arising under the Securities Act. The security holders have agreed to indemnify certain persons, including us and broker-dealers and agents, against specified liabilities in connection with the offering of the resale shares, including liabilities arising under the Securities Act.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the resale shares by the security holders. All proceeds from the sale of the resale shares will be solely for the accounts of the security holders.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     KPMG Chartered Accountants, Dublin, Ireland, have audited the financial statements of Ivron Systems, Ltd. for the three years ended December 31, 2000 included in our Form 8-K/A filed with the Securities and Exchange Commission on November 23, 2001, which are incorporated by reference in this prospectus and elsewhere in this registration statement. Ivron Systems, Ltd.'s financial statements are incorporated by reference in reliance on KPMG Chartered Accountant's report, given on their authority as experts in accounting and auditing.

You should rely only on the                   ----------------------------------
information contained in this
prospectus. We have not authorized
anyone to provide you with
information different from that
contained in this prospectus or                       1,500,000 Shares
any prospectus supplement. This
prospectus is not an offer of
these securities in any
jurisdiction where an offer and
sale is not permitted. The                              Common Stock
information contained in this
prospectus is accurate only as
of the date of this prospectus,                           GENTNER
regardless of the time of                              COMMUNICATIONS
delivery of this prospectus or                          CORPORATION
any sale of our common stock.



                                              ----------------------------------

         TABLE OF CONTENTS
                              Page
                              ----
                                                         Prospectus
Our Business.....................2
Risk Factors ....................4
Where You Can Find More
    Information.................10            ----------------------------------
Disclosure Regarding Forward
    Looking Statements..........11
Security Holders................12
Plan of Distribution............15                       [________]
Use of Proceeds.................17
Experts ........................17

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth all expenses payable by the Registrant in connection with the sale of common stock being registered. The security holders will not bear any portion of such expenses. All the amounts shown are estimates except for the registration fee.

              SEC Registration Fee.......................$5,750
              Legal fees and expenses....................$85,000
              Accounting fees and expenses...............$30,000
              Miscellaneous..............................$10,000

                  Total..................................$130,750

Item 15.  Indemnification of Officers and Directors

     The Registrant's Articles of Incorporation provide for the indemnification of the Registrant's directors and officers to the fullest extent permitted by the Utah Revised Business Corporation Act ("URBCA"). The liability of directors and officers of the Registrant is limited such that a director or officer is not liable to the Registrant or its shareholders for any action taken or any failure to take any action, as an officer or director, as the case may be, unless: (i) the director or officer has breached or failed to perform the duties of the office in compliance with Section 16-10a-841 of the URBCA; and (ii) the breach or failure to perform constitutes gross negligence, willful misconduct, or intentional infliction of harm on the Registrant or its shareholders. Directors of the Registrant are personally liable if such director votes for or assents to an unlawful distribution under the URBCA or the Registrant's Articles of Incorporation.

     The Registrant will pursuant to Section 16-10a-902 of the URBCA, indemnify an individual, made party to a proceeding because he was a director, against liability incurred in the proceeding if: (i) the director's conduct was in good faith; (ii) the director reasonably believed that his conduct was in, or not opposed to, the Registrant's best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; provided that, the company may not indemnify the same director if (a) indemnification is sought in connection with a proceeding by or in the right of the Registrant in which the director was adjudged liable to the Registrant or
(b) indemnification is sought in connection with any other proceeding charging that the director derived an impersonal personal benefit, whether or not including action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit. Indemnification under this Section in connection with a proceeding by or in the right of the Registrant is limited to reasonable expenses incurred in connection with the proceeding.

     In accordance with Section 16-10a-903 of the URBCA the Registrant shall indemnify a director or an officer, who is successful on the merits or otherwise, in defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a party because he is or was a director or an officer of the Registrant, as the case may be, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

     In accordance with Section 16-10a-904 of the URBCA, the Registrant will pay or reimburse the reasonable expenses incurred by a party to a proceeding in advance of the final disposition of the proceeding, provided that, (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 16-10a-902 of the URBCA; (ii) the director furnishes to the Registrant a written undertaking, executed personally or on his behalf, to repay the advance of it is ultimately determined that he did not meet such standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification thereunder.

     Section 16-10a-905 permits a director or officer who is or was a party to a proceeding to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction.

     The Registrant will indemnify and advance expenses to an officer, employee, fiduciary or agent of the Registrant to the same extent as a director; or to a greater extent in some instances if not inconsistent with public policy.

     The Registrant maintains a directors' and officers' liability insurance policy which, subject to the limitations and exclusions stated therein, covers the officers and directors of the Registrant for certain actions or inactions that they may take or omit to take in their capacities as officers and directors of the Registrant.

     Insofar as indemnification liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers and directors under any of the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 16.  Exhibits

     a) Exhibits.

       Exhibit
        Number                         Description of Document
        ------                         -----------------------
           4       Form of Purchase Agreement.
          23.1     Consent of Ernst & Young, L.L.P., independent auditors.
          23.2     Consent of KPMG Chartered Accountants.
          24       Power of Attorney.  Reference is made to page II-4.

Item 17.  Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)  That,  for  purposes  of  determining  any  liability  under  the
               Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on the 23rd day of November, 2001.

                                   GENTNER COMMUNICATIONS CORPORATION


                                   By: Frances M. Flood
                                       -----------------------------------------
                                       Frances M. Flood, Chairman of the Board,
                                       President, and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frances M. Flood and Randall J. Wichinski, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.


Frances M. Flood            Chairman of the Board, President,  November 23, 2001
----------------------      and Chief Executive Officer
Frances M. Flood            (Principal Executive Officer)


Randall J. Wichinski        Chief Financial Officer            November 23, 2001
----------------------      (Principal Accounting and
Randall J. Wichinski        Financial Officer)


Brad R. Baldwin             Director                           November 23, 2001
----------------------
Brad R. Baldwin

Michael Peirce              Director                           November 23, 2001
----------------------
Michael A. Peirce

David Wiener                Director                           November 23, 2001
----------------------
David Wiener

Harry Spielberg             Director                           November 23, 2001
----------------------
Harry Spielberg

                                INDEX TO EXHIBITS


       Exhibit
        Number                        Description of Document
        ------                        -----------------------

           4       Form of Purchase Agreement.
          23.1     Consent of Ernst & Young, L.L.P., independent auditors for the Registrant.
          23.2     Consent of KPMG Chartered Accountants.
          24       Power of Attorney.  Reference is made to page II-4.

                                                                       EXHIBIT 4

                               PURCHASE AGREEMENT

     THIS AGREEMENT is made as of the __ day of October, 2001, by and between Gentner Communications Corporation (the "Company"), a corporation organized under the laws of the State of Utah, with its principal offices at 1825 Research Way, Salt Lake City, Utah 84119, and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

     SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 1,500,000 shares (the "Shares") of common stock, par value $0.001 per share (the "Common Stock"), of the Company.

     SECTION 2. Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) shown below:

                                     Price Per
   Number to Be                       Share In                       Aggregate
    Purchased                         Dollars                          Price
    ---------                         -------                          -----


     The Company proposes to enter into substantially the same form of purchase agreement with certain other investors (the "Other Purchasers") and expects to complete sales of the Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements." The term "Placement Agent" shall mean Wedbush Morgan Securities, Inc.

     SECTION 3. Delivery of the Shares at the Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur as soon as practicable and as agreed to by the parties hereto, following notification by the Securities and Exchange Commission (the "Commission") to the Company of the Commission's willingness to declare effective the registration statement to be filed by the Company pursuant to Section 7.1 hereof (the "Registration Statement") at a place and time (the "Closing Date") to be agreed upon by the Company and the Placement Agent. The Company will promptly notify the Purchasers by facsimile transmission or otherwise of the date, place and time of the Closing; provided, however, that such date shall be no more than three business days following the effectiveness of the Registration Statement.

     At the Closing, the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or, if so indicated on the Stock Certificate Questionnaire attached hereto as Appendix I, in such nominee name(s) as designated by the Purchaser, representing the number of Shares set forth in Section 2 above and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") provided by Section 4(2) thereof and Rule 506 thereunder. The Company will promptly substitute one or more replacement certificates without the legend at such time as the Registration Statement is effective. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as Appendix I. The Company's obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder; (b) completion of the purchases and sales under the Agreements with all of the Other Purchasers; and (c) the accuracy in all material respects of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing. The Purchaser's obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the following conditions, any one or more of which may be waived by the Purchaser: (a) the Commission has notified the Company of the Commission's willingness to declare the Registration Statement effective on or prior to the 60th day after the date such Registration Statement was filed by the Company;
(b) each of the representations and warranties of the Company made herein shall be accurate in all material respects at the Closing Date with the same effect as though made at and as of such date; and (c) the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing. The Purchaser's obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers of the Shares that they have agreed to purchase from the Company.

     SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

     4.1. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a material adverse effect upon the business, prospects, financial condition, properties or operations of the Company and all of its subsidiaries, which are listed on Exhibit B (each a "Subsidiary" and collectively the "Subsidiaries") taken as a whole (a "Material Adverse Effect"). Each Subsidiary is a direct or indirect wholly-owned subsidiary of the Company. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to do business as a foreign entity in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.

     4.2. Authorized Capital Stock. Except as disclosed in or contemplated by the Confidential Private Placement Memorandum dated October 15, 2001 prepared by the Company, including all Exhibits (except Exhibit E) supplements and amendments  thereto  (the  "Private  Placement  Memorandum"),  the  Company  had
authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Private Placement Memorandum as of the date set forth therein; the issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Private Placement Memorandum. Except as disclosed in the Private Placement Memorandum, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder, set forth in the Private Placement Memorandum accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. With respect to each Subsidiary, (i) the Company owns, directly or indirectly, 100% of the Subsidiary's capital stock (except for directors' qualifying shares), (ii) all the issued and outstanding shares of the Subsidiary's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (iii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary's capital stock or any such options, rights, convertible securities or obligations.

     4.3. Issuance, Sale and Delivery of the Shares. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the Private Placement Memorandum. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

     4.4. Due Execution, Delivery and Performance of this Agreement. The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Company or any of its Subsidiaries and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, and will not (i) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (A) any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected and in each case which would have a Material Adverse Effect, or (B) to the Company's knowledge, any statute or any judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its Subsidiaries or any of their respective properties where such conflict, breach, violation or default is likely to result in a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the blue sky laws and federal securities laws applicable to the offering of the Shares. Upon the execution and delivery of this Agreement, and assuming the valid execution thereof by the Purchaser, this Agreement will constitute valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.3 hereof may be legally unenforceable.

     4.5. Accountants. The firm of Ernst & Young, L.L.P. which has expressed its opinion with respect to the consolidated financial statements to be included in the Registration Statement and the Prospectus which forms a part thereof, is an independent accountant as required by the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations").

     4.6. No Defaults. Except as disclosed in the Private Placement Memorandum, and except as to defaults, violations and breaches which individually or in the aggregate would not have a Material Adverse Effect on the Company or any of its Subsidiaries taken as a whole, neither the Company nor any of its Subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and, to the Company's knowledge, there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of default on the part of the Company or any of its Subsidiaries as defined in such documents, except such defaults which individually or in the aggregate would not have a Material Adverse Effect.

     4.7. Contracts. The contracts described in the Private Placement Memorandum that are material to the Company or its Subsidiaries are in full force and effect on the date hereof; and neither the Company nor any of its Subsidiaries is, nor, to the Company's knowledge, is any other party in breach of or default under any of such contracts which would have a Material Adverse Effect.

     4.8. No Actions. Except as disclosed in the Private Placement Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened in writing to which the Company or any of its Subsidiaries is or may be a party or of which property owned or leased by the Company or any of its Subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect; and no labor disturbance by the employees of the Company exists, to the Company's knowledge, or is imminent which might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body.

     4.9. Properties. Each of the Company and its Subsidiaries has good and marketable title to all the properties and assets reflected as owned by it in the consolidated financial statements included in the Private Placement Memorandum, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such consolidated financial statements, or (ii) those which are not material in amount and do not adversely affect the use made and intended to be made of such property by the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to its business taken as a whole.

     4.10. No Material Change. Since June 30, 2001 and except as described in the Private Placement Memorandum, (i) the Company and its Subsidiaries have not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business (other than the agreement with Ivron Systems Limited pursuant to which Ivron Systems Limited has been acquired as an indirect wholly-owned subsidiary of the Company); (ii) the Company and its Subsidiaries have not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company and its Subsidiaries have not paid or declared any dividends or other distributions with respect to its capital stock and neither the Company nor any of its Subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company or any of its Subsidiaries other than the sale of the Shares hereunder, shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company's Board of Directors and repurchases of shares or options pursuant to repurchase plans already approved by the Company's Board of Directors, or indebtedness material to the Company or any of its Subsidiaries (other than in the ordinary course of business, or arising in connection with the Company's transaction with Ivron Systems Limited, which have been disclosed by the Company in the Private Placement Memorandum); and (v) any other event or change that would have a Material Adverse Effect.

     4.11.  Intellectual  Property.

     (a) The Company has ownership or license or legal right to use all material patent, copyright, trade secret and trademark rights known by it to be necessary to the conduct of the business of the Company as now conducted (collectively, "Intellectual Property") other than Intellectual Property generally available on commercial terms from other sources.

     (b) All material licenses or other material agreements under which (i) the Company is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company, are in full force and effect and, to the knowledge of the Company, there is no material default by the Company or any other party thereto.

     (c) The Company believes it has taken all steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material copyright, trade secret and other proprietary rights with respect to its products and technology.

     (d) To the knowledge of the Company, the present business, activities and products of the Company do not infringe any intellectual property of any other person, except where such infringement would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed. To the knowledge of the Company, the Company is not making unauthorized use of any confidential information or trade secrets of any person. To the Company's knowledge, the activities of the Company or any of its employees on behalf of the Company do not violate any agreements or arrangements known to the Company which any such employees have with other persons, if any.

     (e) None of the Company's existing patents is material to its business, operations or prospects, taken as a whole.

     4.12. Compliance. Neither the Company nor any of its Subsidiaries has been advised, nor has reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect.

     4.13. Taxes. Each of the Company and its Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and neither the Company nor any of its Subsidiaries has knowledge of a tax deficiency which has been or might be asserted or threatened against it which could have a Material Adverse Effect.

     4.14. Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with.

     4.15. Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

     4.16. Offering Materials. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Private Placement Memorandum or any amendment or supplement thereto. The Company has not in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

     4.17. Insurance. The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

     4.18. Contributions. At no times since incorporation has the Company, directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     4.19. Additional Information. The information contained in the following documents, which the Placement Agent has furnished to the Purchaser, or will furnish prior to the Closing, does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective final dates:

     (a) the Company's Annual Report on Form 10-K for the year ended June 30, 2001;

     (b) the Company's Proxy Statement on Form 14A filed with the Commission on October 10, 2001;

     (c) the Company's Press Release dated October 4, 2001;

     (d) the Company's Current Report on Form 8-K to be filed with the Commission prior to the Closing, and regarding the acquisition of Ivron Systems, Ltd.;

     (e) the draft Registration Statement;

     (f) the Private Placement Memorandum, including all addenda and exhibits thereto (other than the Appendices); and

     (g) all other documents, if any, filed by the Company with the Commission since June 30, 2001 pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     4.20. Legal Opinion. Prior to the Closing, James Valeo, Esq., General Counsel of the Company will deliver a legal opinion to the Placement Agent substantially in the form of Exhibit A hereto, with such changes therein as such counsel rendering the opinion and the Placement Agent may agree upon. Such opinion shall also state that each of the Purchasers may rely thereon as though it were addressed directly to such Purchaser.

     4.21. Certificate. At the Closing, the Company will deliver to Purchaser a certificate executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that the representations and warranties of the Company set forth in this Section 4 are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date.

     4.22. Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Common Stock.

     SECTION 5. Representations, Warranties and Covenants of the Purchaser. (a) The Purchaser represents and warrants to, and covenants with, the Company that:
(i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (ii) the Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser's right to sell pursuant to the Registration Statement or in compliance with the Securities Act and the Rules and Regulations, or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser's right to indemnification under Section 7.3); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and the Rules and Regulations; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement and the Purchaser will notify the Company immediately of any material change in any such information provided in the Registration Statement Questionnaire; (v) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the Private Placement Memorandum and the documents included therein or incorporated by reference and the representations and warranties of the Company contained herein; and (vi) the Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

     (b) The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

     (c) For the benefit of the Company, the Purchaser agreed orally with the Placement Agent to keep confidential all information concerning this private placement. The Purchaser understands that the information contained in the Private Placement Memorandum is strictly confidential and proprietary to the Company and has been prepared from the Company's publicly available documents and other information and is being submitted to the Purchaser solely for such Purchaser's confidential use. The Purchaser agrees to use the information contained in the Private Placement Memorandum for the sole purpose of evaluating a possible investment in the Shares and the Purchaser hereby acknowledges that it is prohibited from reproducing or distributing the Private Placement Memorandum, this Purchase Agreement, or any other offering materials or other information provided by the Company in connection with the Purchaser's consideration of its investment in the Company, in whole or in part, or
divulging  or  discussing  any  of  their  contents.   Further,   the  Purchaser
understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may cause the Company to violate Regulation FD.

     (d) The Purchaser understands that its investment in the Shares involves a significant degree of risk and that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares.

     (e) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

     (f) The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Shares may be sold pursuant to Rule

144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

                    "The  securities  represented by this  certificate  have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

     (g) The Purchaser's principal executive offices are in the jurisdiction set forth immediately below the Purchaser's name on the signature pages hereto.

     (h) The Purchaser hereby covenants with the Company not to make any sale of the Shares without complying in all material respects with the provisions of this Agreement, and if applicable, without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate Purchaser's Certificate of Subsequent
Sale: (i) in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Shares have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or blue sky laws and (B), if applicable, the requirement of delivering a current prospectus has been satisfied. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement (a "Suspension") until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the Suspension of the use of said prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said prospectus. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 30 consecutive days, and no Suspensions shall be for a period of an aggregate in any 365-day period of longer than 65 days, unless in the good faith judgment of the Company's board of directors, upon advice of counsel, the sale of Shares under the Registration Statement in reliance on the foregoing would be reasonably likely to cause a violation of the Securities Act or the Exchange Act or the Rules or Regulations promulgated under either act, and result in potential liability to the Company.

     (i) The Purchaser further represents and warrants to, and covenants with, the Company (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 7.3 hereof may be legally unenforceable.

     SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

     SECTION 7. Registration of the Shares; Compliance with the Securities Act.

     7.1. Registration Procedures and Expenses. The Company shall:

     (a) as soon as practicable, prepare and file with the Commission the Registration Statement on Form S-3 relating to the sale of the Shares by the Purchaser from time to time through the automated quotation system of the Nasdaq National Market or the facilities of any national securities exchange on which the Company's Common Stock is then traded or in privately-negotiated transactions;

     (b) use its reasonable efforts, subject to the receipt of necessary information from the Purchasers, to cause the Commission to notify the Company of the Commission's willingness to declare the Registration Statement effective within 60 days after the date the Registration Statement is filed by the Company;

     (c) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) two years after the effective date of the Registration Statement, (ii) the date on which the Shares may be resold by the Purchasers without registration by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, or (iii) such time as all Shares purchased by the Purchaser under this Agreement have been sold;

     (d) furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such reasonable number of copies of prospectuses in order to facilitate the public sale or other disposition of all or any of the

          Shares by the Purchaser; provided, however, that the obligation of the Company to deliver copies of prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses;

     (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

     (f) bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any.

     7.2. Transfer of Shares After Registration. The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

     7.3. Indemnification. For the purpose of this Section 7.3:


     (i) the term "Purchaser/Affiliate" shall mean any affiliate of the Purchaser and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

     (ii) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1.

     (a) The Company agrees to indemnify and hold harmless each Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will reimburse each such Purchaser and each such Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5 or 7.2, or (iii) the inaccuracy of any representations made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

     (b) Each Purchaser will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 5 or 7.2 hereof, or (ii) the inaccuracy of any representation made by such Purchaser herein, or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

     (c) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3 promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this
Section 7.3 or to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party, representing all of the indemnified parties who are parties to such action) or
(ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or
(c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the placement of Common Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company, one the one hand, and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this
Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this
Section 7.3 are several and not joint.

     7.4. Termination of Conditions and Obligations. The restrictions imposed by
Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the passage of two years from the effective date of the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

     7.5. Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser:

     (a) as soon as practicable after available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, upon the request of Purchaser, its Annual Report on Form 10-K, (iii) upon request of Purchaser, its quarterly reports on Form 10-Q, and
          (iv) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);

     (b) upon the reasonable request of the Purchaser, a reasonable number of copies of the prospectuses, and any supplements thereto, to supply to any other party requiring such prospectuses;

and the Company, upon the reasonable request of the Purchaser, will meet with the Purchaser or a representative thereof at the Company's headquarters to discuss information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with any Purchaser conducting an investigation for the purpose of reducing or eliminating such Purchaser's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters, subject to appropriate confidentiality limitations.

     SECTION 8. Broker's Fee. The Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Shares to the Purchaser. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

     SECTION 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so dispatched and shall be delivered as addressed as follows:

     (a)  if to the Company, to:

          Gentner Communications Corporation
          1825 Research Way
          Salt Lake City, Utah 84119

          Facsimile:  (801) 974-3742
          Attn:  General Counsel

          with a copy to:

          Jones, Waldo, Holbrook & McDonough
          1500 First Interstate Plaza
          170 South main Street
          Salt Lake City, Utah 84101
          Facsimile:  (801) 328-0537
          Attn:   Robinson Alston, Esq.

          or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

     (b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

     SECTION 10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. No provision hereunder may be waived other than in a written instrument executed by the waiving party.

     SECTION 11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     SECTION 12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America.

     SECTION 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.

     SECTION 15. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                      GENTNER COMMUNICATIONS CORPORATION
                                      By      _________________________________

Print or Type:

                                      Name of Purchaser
                                      (Individual or Institution):
                                      ---------------------------------
                                      Name of Individual representing
                                      Purchaser (if an Institution):
                                      ---------------------------------
                                      Title of Individual representing
                                      Purchaser (if an Institution):
                                      ---------------------------------

Signature by:

                                      Individual Purchaser or Individual
                                      representing Purchaser:
                                      ---------------------------------
                                      Address:       ___________________________
                                      Telephone:     ___________________________
                                      Telecopier:    ___________________________

                     SUMMARY INSTRUCTION SHEET FOR PURCHASER

                   (to be read in conjunction with the entire
                        Purchase Agreement which follows)

A.   Complete the following items on BOTH Purchase Agreements:

     1.   Pages 18 - Signature:

          (i)  Name of Purchaser (Individual or Institution)

          (ii) Name of Individual representing Purchaser (if an Institution)

          (iii) Title of Individual representing Purchaser (if an Institution)

          (iv) Signature of Individual Purchaser or Individual representing Purchaser

     2.   Appendix I - Stock  Certificate  Questionnaire/Registration  Statement
          Questionnaire:

          Provide   the   information   requested   by  the  Stock   Certificate
          Questionnaire and the Registration Statement Questionnaire.

     3.   Return  BOTH  properly   completed  and  signed  Purchase   Agreements
          including the properly completed Appendix I to:

                      Wedbush Morgan Securities, Inc.
                      1000 Wilshire Blvd.
                      Los Angeles, California 90017
                      Attention:  Michael Gardner

B. Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile to the Purchaser by the Placement Agent at a later date.

C. Upon the resale of the Shares by the Purchasers after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

          (i)  must  deliver a current  prospectus  of the  Company to the buyer
               (prospectuses   must  be   obtained   from  the  Company  at  the
               Purchaser's request); and

          (ii) must send a letter in the form of Appendix II to the Company so that the Shares may be properly transferred.

                                                                     Appendix I
                                                                    (one of two)
GENTNER COMMUNICATIONS CORPORATION
STOCK CERTIFICATE QUESTIONNAIRE
-------------------------------

     Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.   The exact name that your Shares are to be
     registered in (this is the name that will
     appear on your stock certificate(s)).  You may
     use a nominee name if appropriate:                _________________________

2.   The relationship between the Purchaser of the
     Shares and the Registered Holder listed in
     response to item 1 above:                         _________________________

3.   The mailing address of the Registered Holder
     listed in response to item 1 above:               _________________________
                                                       _________________________
                                                       _________________________
                                                       _________________________

4.   The Social Security Number or Tax
     Identification Number of the Registered Holder
     listed in response to item 1 above:               _________________________

                                                                     Appendix I
                                                                    (two of two)
                       GENTNER COMMUNICATIONS CORPORATION
                      REGISTRATION STATEMENT QUESTIONNAIRE
                      ------------------------------------

     In connection with the preparation of the Registration Statement, please provide us with the following information:

1.   Pursuant  to  the  "Selling   Stockholder"   section  of  the  Registration
     Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

2. Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

3.   Have you or your  organization  had any position,  office or other material
     relationship   within  the  past  three  years  with  the  Company  or  its affiliates?

                      _____ Yes         _____ No

               If yes, please indicate the nature of any such relationships below:

               -----------------------------------------------------------------

               -----------------------------------------------------------------

               -----------------------------------------------------------------

4. Are you (i) an NASD Member (see definition), (ii) a Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?

               Answer:  [   ] Yes    [   ] No    If "yes," please describe below

               -----------------------------------------------------------------

               -----------------------------------------------------------------

               -----------------------------------------------------------------

     NASD Member. The term "NASD member" means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. ("NASD"). (NASD Manual, By-laws Article I, Definitions)

     Control. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

     Person Associated with a member of the NASD. The term "person associated with a member of the NASD" means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws. (NASD Manual, By-laws Article I, Definitions)

     Underwriter or a Related Person. The term "underwriter or a related person" means, with respect to a proposed offering, underwriters, underwriters' counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (NASD Interpretation)

                                                                     APPENDIX II

Attention:

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE
                   ------------------------------------------

            The undersigned, [an officer of, or other person duly authorized by]

_____________________________________________________________  hereby  certifies
     [fill in official name of individual or institution]

that he/she  [said institution]  is the Purchaser of the shares evidenced by the attached  certificate, and  as  such,  sold  such  shares  on _______________ in
                                                                  [date]

accordance  with  the  terms  of  the Purchase Agreement and the Company, and in accordance with Registration Statement number __________________________________
                                                 [fill in the number of or

____________________________________________ , and the requirement of delivering otherwise identify Registration Statement]

a current  prospectus  by  the Company has been complied with in connection with such sale.

Print or Type:

        Name of Purchaser
        (Individual or
        Institution):        ______________________

        Name of Individual
        representing
        Purchaser (if an
        Institution)         ______________________

        Title of Individual
        representing
        Purchaser (if an
        Institution):        ______________________

        Signature by:
        Individual Purchaser
        or Individual repre-
        senting Purchaser:   ______________________

                                                                       EXHIBIT A

                                 FORM OF OPINION
                               OF COMPANY COUNSEL

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. The Company is qualified to do business as a foreign corporation in good standing in ____________ which, to our knowledge, are the only jurisdictions in which it owns or leases real property. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which it owns or leases real property. The Company has all authority to own, lease, license and operate its properties and assets and to conduct its business as described in the Private Placement Memorandum.

     2. The Company's authorized capital stock as of June 30, 2001 is as set forth in the Private Placement Memorandum under the heading "Capitalization;" there have been no changes in the authorized capital stock of the Company since that date. The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof incorporated by reference into the Private Placement Memorandum.

     3. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of or subject to any statutory preemptive or, to our knowledge, similar contractual rights.

     4. The Shares have been duly authorized and, when issued and delivered to the Investors against payment therefor in accordance with the terms of the Agreements, will be validly issued, fully paid and nonassessable and free of any statutory preemptive or, to our knowledge, similar contractual rights.

     5. The form of the certificates for the Shares conforms to the requirements of Utah General Corporation Law.

     6. The Company has full corporate power and authority to enter into the Agreements and the Engagement Letter and to issue, sell and deliver the Shares to the Investors as provided in the Agreements, and the Agreements have been duly authorized, executed and delivered by the Company and the Agreements are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to customary exceptions for bankruptcy and equitable remedies and indemnification/contribution provisions.

     7. The Company's execution, delivery and performance of the Agreements and the Engagement Letter do not and will not (i) violate the Articles of Incorporation or Bylaws of the Company, (ii) violate, result in a breach of or constitute a default under (alone or with notice or passage of time or both) or result in the creation or imposition of any lien, charge, claim, security interest or encumbrance upon any property or assets of the Company under any agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties or assets is bound or subject that is made an exhibit to the Company's Form S-4 or any Current Report on Form 8-K filed by the Company subsequent to the filing of the Form S-4, or (iii) result in any violation by the Company of any existing federal or Utah corporate law, regulation or ruling which in our experience is normally reviewed in transactions of the type contemplated by the Agreements (assuming compliance with all applicable state securities and blue sky laws, the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended), or any judgment, injunction, order or decree specifically naming the Company and known to us.

     8. No consent, approval, authorization or order of, or registration or filing with any federal or Utah corporate governmental authority is required on the part of the Company for the performance by the Company of its obligations at the closing of the transactions contemplated by the Agreements, except as may be required under the Securities Act, by the National Association of Securities Dealers, or such as may be required under the state securities or blue sky laws in connection with the purchase and sale of the Shares.

     9. To our knowledge, there are no actions, suits, arbitrations, claims, governmental or other proceedings or investigations pending or threatened against the Company or any of its operations, businesses, properties or assets or which challenge the validity of any actions taken or to be taken by the Company pursuant to the Agreements, the Engagement Letter or the transactions contemplated thereby.

     10. To our knowledge, no holders of securities of the Company have rights, which have not been waived or complied with, to the registration of shares of Common Stock or other securities of the Company because of the filing of the Resale Registration Statement or the offering contemplated thereby.

                                                                       EXHIBIT B

Name of Subsidiary                                Jurisdiction of Formation

Gentner Ventures, Inc.                            Utah
Gentner Holdings LLC                              Utah
Gentner Communications EuMEA GmbH                 Germany
Ivron Systems, Ltd.                               Republic of Ireland
Ivron Systems, Inc.                               Delaware
  (indirect through Ivron Systems, Ltd.)

                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Gentner Communications Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated July 27, 2001 with respect to the consolidated financial statements of Gentner Communications Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.





                                               Ernst & Young, LLP
                                               ---------------------------------
                                               Ernst & Young, LLP


Salt Lake City, Utah
November 15, 2001

                                                                    Exhibit 23.2




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Gentner Communications Corporation for the registration of its common stock and to the incorporation by reference therein of our report July 27, 2001, with respect to the financial statements of Ivron Systems, Ltd. for the years ending December 31, 1998, 1999, 2000, included in Gentner Communications Corporation's Current Report filed on Form 8-K/A on November 23, 2001, filed with the Securities and Exchange Commission, and which Form 8-K/A is incorporated by reference into the Registration Statement.


KPMG
-----
KPMG
Chartered Accountants
Dublin, Ireland

November 23, 2001